Exhibit 10.3
EXCHANGE AGREEMENT
BY AND AMONG
ARTIO GLOBAL INVESTORS INC.
RICHARD C. PELL
and
RUDOLPH-RIAD YOUNES
Dated as of [___], 2009

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Section 5.12. WAIVER OF JURY TRIAL	22
Section 5.13. Amendments; Waivers	22
Section 5.14. Assignment	22
Section 5.15. Tax Treatment	23
Section 5.16. Insider Trading Rules	23

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     EXCHANGE AGREEMENT, dated as of [      ], 2009, by and among Artio Global Investors Inc., a Delaware corporation (the “Corporation”), Richard C. Pell (“Pell”) and Rudolph-Riad Younes (“Younes”).
     WHEREAS, in connection with the closing of the IPO (as defined herein), the Corporation intends to consummate the transactions described in the Registration Statement on Form S-1 filed with the Commission (as defined herein) on February 12, 2008, as amended heretofore (Registration No. 333-149178);
     WHEREAS, immediately prior to the IPO, Pell will, pursuant to the Initial Exchange (as defined herein), exchange [      ] Class A Units (as defined herein) of Holdings (as defined herein) for [ ] Class A Shares (as defined herein) of the Corporation and Younes will, pursuant to the Initial Exchange, exchange [      ] Class A Units for [      ] Class A Shares;
     WHEREAS, immediately following the IPO (and after giving effect to the Initial Exchange), each of the Corporation, Pell and Younes will own the number of Class A Units set forth opposite its or his name on Schedule A hereto;
     WHEREAS, the parties hereto desire to provide for the possible future exchange following the IPO of Class A Units for Class A Shares on the terms and subject to the conditions set forth herein;
     WHEREAS, the Corporation shall have no obligation to acquire from a Principal (as defined herein) any Class A Units unless such Principal exercises its Exchange Right (as defined herein) with respect to such Class A Units; and
     WHEREAS, the parties intend that an Exchange (as defined herein) consummated hereunder be treated for U.S. Federal income tax purposes, to the extent permitted by law, as a taxable sale of Class A Units;
     NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE 1
Definitions
     Section 1.01. Definitions. As used in this Agreement, the following terms shall have the following meanings:
     “Acceleration Event” has the meaning set forth in Section 3.05.
     “Acceleration Event Notice” has the meaning set forth in Section 3.05.
     “Acceleration Event Exchange Notice” has the meaning set forth in Section 2.01(a)(ii).

     “Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.
     “Agreement” means this Agreement, as the same may be amended from time to time in accordance with the terms hereof.
     “Available Shares” has the meaning set forth in Section 3.03(a).
     “Board” means the Board of Directors of the Corporation.
     “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.
     “Cause” means, with respect to a Principal, any of the following:
(i)	the willful and continued failure of the Principal to perform substantially his duties with the Corporation (other than any such failure resulting from the Principal’s permanent incapacity or any such failure subsequent to the Principal being delivered a notice of termination without Cause by the Corporation or delivering a notice of termination for Good Reason to the Corporation) after a written demand for substantial performance is delivered to the Principal by the Board which specifically and reasonably identifies the manner in which the Board believes that the Principal has not substantially performed the Principal’s duties and the Principal has failed to commence to cure or cure such failure to the reasonable satisfaction of the Board within 30 days following such written demand;

(ii)	the willful engaging by the Principal in gross misconduct which results in substantial and material damage to the Corporation; or

(iii)	the Principal’s conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony that (A) involves moral turpitude, (B) is a willful and intentional act of violence against another person, or (C) has a material adverse effect on the business of the Corporation.
     No act or failure to act by the Principal shall be considered “willful” unless done or omitted to be done by the Principal in bad faith and without reasonable belief that the Principal’s action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon authority given pursuant to a resolution or directive of the Board or based upon the advice of in-house or external counsel for the Corporation shall be conclusively presumed to be done, or omitted to be done, by the Principal in good faith and in the best interests of the Corporation. Cause shall not exist unless and until the Corporation has delivered to the Principal, along with the notice of termination for

Cause, a copy of a resolution duly adopted by three-quarters (3/4) of the entire Board (excluding the Principal) at a meeting of the Board called and held for such purpose (after reasonable notice to the Principal and an opportunity for the Principal, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board an event set forth in clauses (i) — (iii) above has occurred and specifying the particulars thereof in detail. The Board must notify the Principal of any event constituting Cause within 90 days following the Board’s knowledge of its existence or such event shall not constitute Cause under this Agreement.
     “Change of Control” means: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, as in effect on date the IPO is consummated), other than Pell, Younes, Julius Baer Holding Ltd. and their respective Permitted Transferees, (i) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, as in effect on the date the IPO is consummated), directly or indirectly, of 50% or more of the voting stock of the Corporation or, in the context of a consolidation, merger or other corporate reorganization in which the Corporation is not the surviving entity, 50% or more of the voting stock generally entitled to elect directors of such surviving entity (or in the case of a triangular merger, of the parent entity of such surviving entity), calculated on a fully diluted basis, or (ii) has obtained the power (whether or not exercised) to elect a majority of the Board or the board of directors (or equivalent governing body) of any of the Corporation’s successors; (b) the Board or the board of directors (or equivalent governing body) of any successor of the Corporation shall cease to consist of a majority of Continuing Directors; (c) the Corporation or its successors, alone or together with the Principals and their respective Permitted Transferees, cease to own 50% or more of the equity interests of Holdings; or (d) the sale of all or substantially all the assets of the Corporation or Holdings.
     “Class A Shares” means shares of Class A common stock, par value $0.001 per share, of the Corporation.
     “Class A Units” means the New Class A Units of Holdings, as defined in the LLC Agreement.
     “Class B Shares” means shares of Class B common stock, par value $0.001 per share, of the Corporation.
     “Closing” means the closing of an Exchange pursuant to Section 2.01.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Commission” means the United States Securities and Exchange Commission.
     “Continuing Directors” means the directors of the Corporation on the date of the pricing of the IPO and each other director of the Corporation if such director’s election or nomination for election to the Board or the board of directors (or equivalent governing body) of any successor of the Corporation is approved or recommended by a majority of the then Continuing Directors.

     “Control” (and any form thereof, including “Controlled by” and “Controlled”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
     “Corporation” has the meaning set forth in the preamble to this Agreement.
     “Employment Agreement” means (a) that certain employment agreement, dated as of [      ], 2009, between the Corporation and Pell, as the same may be amended from time to time in accordance with the terms thereof, or (b) that certain employment agreement, dated as of [      ], 2009, between the Corporation and Younes, as the same may be amended from time to time in accordance with the terms thereof, as applicable.
     “Exchange”, when used as a noun, means the exchange from time to time by a Principal of one or more Class A Units for Class A Shares as described in Section 2.01 of this Agreement. “Exchange”, when used as a verb and “Exchanging”, when used as an adjective, shall have correlative meanings.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exchange Rate” means the number of Class A Shares for which a Class A Unit is entitled to be Exchanged. On the date hereof, the Exchange Rate shall be 1 for 1, subject to adjustment pursuant to Section 2.02.
     “Exchange Request” means an irrevocable (subject to Section 2.01(a)(iii)) written notice to the Corporation, delivered at least 20 days in advance of any Exchange (other than in the case of an Exchange Request delivered pursuant to Section 2.01(a)(ii)), setting forth the number of Class A Units to be Exchanged for Class A Shares and the number of Class B Shares to be delivered to the Corporation for cancellation, as described in Section 2.01(a) of this Agreement.
     “Exchange Right” means the right of a Principal to exchange from time to time one or more Class A Units for Class A Shares pursuant to Section 2.01 of this Agreement.
     “Family Members” means, with respect to each of Pell and Younes, any of his parents, siblings, spouses and descendants and any Person (other than an individual), the principal owners or beneficiaries of which are either Pell or Younes (as the case may be) or his parents, siblings, spouses and descendants.
     “Fifth Anniversary” means the five-year anniversary of the date of pricing of the IPO.
     “First Anniversary” means the one-year anniversary of the date of pricing of the IPO.
     “Fiscal Quarter” means each fiscal quarter ending on the last day of each of March, June, September and December of any Fiscal Year.

     “Fiscal Year” means the fiscal year ending on December 31 of each calendar year.
     “Fourth Anniversary” means the four-year anniversary of the date of pricing of the IPO.
     “Good Reason” means, with respect to a Principal, the occurrence of any one or more of the following without the Principal’s consent:
(i)	any breach by the Corporation of any provision of this Agreement, the Principal’s Employment Agreement, the LLC Agreement, the Registration Rights Agreement, the Tax Receivable Agreement or any other agreement between the Principal and the Corporation that has a material and adverse effect on the Principal, and that, if capable of being corrected, is not corrected by the Corporation within 30 days of the Corporation’s receipt of written notice specifying such breach or default;

(ii)	any material diminution or reduction in the Principal’s duties and responsibilities under his Employment Agreement (including, in the case of Pell, the failure to appoint and maintain Pell as chief executive officer and chief investment officer of the Corporation or, in the case of Younes, to appoint and maintain Younes as senior vice president and head of international equity of the Corporation, as applicable, or its successor entity and (in the case of Pell only) the failure of Pell to be a member of the Board), or any adverse change or reduction in reporting responsibilities; or

(iii)	any relocation of the Principal’s office location to a location more than 40 miles from the Borough of Manhattan, New York City or requiring the Principal to travel in the performance of his duties significantly more extensively than the customary travel requirements of the Principal as of immediately prior to the effective date of the Employment Agreement;

provided, however, that a termination by the Principal with Good Reason shall be effective only if, within 30 days following the delivery of a notice of termination for Good Reason by the Principal to the Corporation, the Corporation has failed to cure the circumstances giving rise to Good Reason to the reasonable satisfaction of the Principal.
     “Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign, and any subdivision thereof.
     “Holdings” means Artio Global Holdings LLC, a Delaware limited liability company.
     “Initial Exchange” has the meaning set forth in Section 2.01(a)(ix).

     “Investment Management Services” means services that involve the direct or indirect responsibility for the management of one or more investment accounts or funds (or portions thereof or a group of investment accounts or funds). For purposes of this definition, “indirect responsibility” shall include any senior management role with management oversight authority over an entity or business that performs the services described above.
     “IPO” means the initial public offering of Class A Shares.
     “Liens” means any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.
     “LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Holdings, as the same may be amended from time to time in accordance with the terms thereof.
     “Lock-Up Agreement” means, with respect to each Principal, the Lock-Up Agreement entered into by such Principal in connection with the IPO.
     “Lock-Up Period” means, with respect to each Principal, the Lock-Up Period under and as defined in such Principal’s Lock-Up Agreement.
     “Notice” has the meaning set forth in Section 5.03.
     “Original Units” means, with respect to each Principal, that number of Class A Units held by him and his Permitted Transferees, in the aggregate, immediately following the IPO (and after giving effect to the Initial Exchange), as set forth opposite his name (and the names of his Permitted Transferees) on Schedule A hereto, as such number may be adjusted pursuant to Section 2.01(a)(vi).
     “Pell” has the meaning set forth in the preamble to this Agreement.
     “Pell Trust” means the Richard Pell Family Trust.
     “Permitted Transferee” (i) with respect to the Principals, has the meaning set forth in the LLC Agreement, and (ii) with respect to Julius Baer Holding Ltd. (and its successors) and the Corporation, shall mean each of their respective subsidiaries, as long as such subsidiaries remain subsidiaries of Julius Baer Holding Ltd. (or its successors) or the Corporation, as the case may be.
     “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.
     “Potential Change of Control” has the meaning set forth in Section 4.01(c)(iii).
     “Principal” means each of Pell and Younes.
     “Prohibited Competition Activity” means, with respect to a Principal, the performance of any Investment Management Services (except on behalf of the Corporation and its Controlled

Affiliates). Notwithstanding the foregoing, Prohibited Competition Activity shall not include: (a) a Principal performing, directly or indirectly, Investment Management Services for the Principal’s own account or the account of Family Members (which shall include any funds or other investment accounts of which the Principal and/or any Family Members are, directly or indirectly, the principal beneficial owners or beneficiaries); or (b) a Principal performing, directly or indirectly, Investment Management Services for the Principal’s own account and the account of co-investors with respect to private investment opportunities, in a manner and scope that is not directly competitive with any investment services or activities carried on by the Corporation or any of its Controlled Affiliates.
     “Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of [      ], 2009, among the Corporation and the other parties named therein, as the same may be amended from time to time in accordance with the terms thereof.
     “Restricted Class A Shares” has the meaning set forth in Section 3.01(a).
     “Second Anniversary” means the two-year anniversary of the date of pricing of the IPO.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Tax Coverage Amount” has the meaning set forth in Section 3.04.
     “Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated as of [      ], 2009, among the Corporation, Holdings and the other parties named therein, as the same may be amended from time to time in accordance with the terms thereof.
     “Tax-Related Transfer” has the meaning set forth in Section 3.04.
     “Third Anniversary” means the three-year anniversary of the date of pricing of the IPO.
     “Transaction Documents” means this Agreement, the LLC Agreement, the Registration Rights Agreement, the Employment Agreements and the Tax Receivable Agreement.
     “Transfer”, when used as a verb, means, with respect to any Class A Shares, to directly or indirectly pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of such Class A Shares, or to enter into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of such Class A Shares, whether any such transaction is to be settled by delivery of Class A Shares, other securities, cash or otherwise. “Transfer”, when used as a noun, shall have a correlative meaning.
     “Transfer Agent” has the meaning set forth in Section 2.01(d)(i).
     “Younes” has the meaning set forth in the preamble to this Agreement.
     “Younes Trust” means the Rudolph-Riad Younes Family Trust.

     Section 1.02. Other Definitional and Interpretative Provisions. For the purposes of this Agreement, the words “it”, “he,” “his” or “himself” shall be interpreted to include the masculine, feminine and corporate, other entity or trust form. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.
ARTICLE 2
Exchange
     Section 2.01. Exchanges. (a) Permissible Exchanges. (i) Upon the terms and subject to the conditions of this Article 2, each Principal may elect to Exchange from time to time in one or more Exchanges up to one hundred percent (100%) of his Original Units by delivering an Exchange Request to the Corporation; provided that a Principal may not submit an Exchange Request in accordance with this Section 2.01 more than once in any given Fiscal Quarter, except as permitted by Section 2.01(a)(ii).
          (ii) Notwithstanding anything in Section 2.01(a)(i) to the contrary, (A) upon receipt by a Principal of an Acceleration Event Notice, such Principal may deliver an Exchange Request to the Corporation setting forth such Principal’s intent to Exchange some or all of his Class A Units (any such notice, an “Acceleration Event Exchange Notice”), and (B) the restrictions set forth in the proviso to Section 2.01(a)(i) shall not apply to any Exchange Request that is also an Acceleration Event Exchange Notice. Each of the parties hereto acknowledges and agrees that any Exchange Request made in an Acceleration Event Exchange Notice shall be conditioned upon the occurrence of the Acceleration Event described in the corresponding Acceleration Event Notice.
          (iii) Upon delivery to the Corporation, no Exchange Request may be revoked; provided, however, that, notwithstanding any other provision to the contrary contained herein, a Principal that has delivered an Exchange Request (other than an Acceleration Event Exchange Notice) shall be entitled either (x) to revoke such Exchange Request at any time prior to the Closing of the applicable Exchange or (y) to delay the Closing of the requested Exchange pursuant to this Section 2.01(a)(iii), in each case, after the occurrence of one or more of the following events (the date of such Closing to be determined pursuant to Section 2.01(b)(i): (A) the registration statement pursuant to which the Class A Shares were to be registered by such Principal at or immediately following the Closing shall have ceased to be effective pursuant to any action or inaction by the Commission; (B) the Corporation shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such sale; (C) the Corporation shall have exercised its right to defer, delay or suspend the filing or effectiveness of a registration statement (whether pursuant to the Registration Rights Agreement or otherwise), and such deferral, delay or suspension shall affect the ability of such Principal to register his Class A Shares at or immediately following the Closing; (D) the Corporation shall have disclosed to such Principal any material non-public information concerning the Corporation, the receipt of which results in such Principal being prohibited from selling Class A Shares at or immediately following the Closing without disclosure of such information (and the Corporation does not permit disclosure); (E) any stop order relating to the registration statement pursuant to which the Class A Shares were to be registered by such Principal at or immediately following the Closing shall have been issued by the Commission; (F) the Closing, or the closing of the registered offering or the effectiveness of any registration, shall have been delayed due to any facts or circumstances; (G) there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Class A Shares are then traded; (H) there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Entity that restrains or prohibits the Exchange of Class A Units for Class A Shares, the transfer of Class B Shares for cancellation or the registration or sale of any Class A Shares pursuant to a registration statement; or (I) the Corporation shall have failed to comply in all material respects with its obligations under the Registration Rights Agreement, and such failure shall have affected the ability of such Principal to consummate the registration or sale of Class A Shares in a manner not expressly contemplated in clauses (A) through (H) above; provided, however, that in no event shall the Principal who is seeking to delay such Closing or revoke such Exchange Request and relying on any of the matters contemplated in clauses (A) through (I) above have controlled or intentionally influenced any facts, circumstances or Persons in connection therewith (except in the good faith performance of his duties as an officer or director of the Corporation) in order to provide such Principal with a basis for such delay or revocation; provided further, however, that, notwithstanding any other provision to the contrary contained herein, a Principal that has delivered an Exchange Request in an Acceleration Event Exchange Notice pursuant to Section 2.01(a)(ii) shall be entitled to revoke such Exchange Request if the Acceleration Event described in the applicable Acceleration Event Notice shall not have occurred by the 90th day following the delivery to such Principal of such Acceleration Event Notice.
          (iv) Each Exchange Request shall set forth the number of Class A Units such Principal wishes to Exchange for Class A Shares at the applicable Closing and the number of Class B Shares to be delivered for cancellation at the Closing (which shall be equal to the number of Class A Units to be Exchanged, subject to adjustment based on the Exchange Rate in effect at the applicable Closing). If any Exchange Request is made in connection with a contemplated underwritten offering of Class A Shares and such underwritten offering includes any option being granted to the underwriters or any other Person to acquire an additional number of Class A Shares in connection with such offering, then (A) each Exchange Request related to Class A Units to be Exchanged for Class A Shares that will be included in such underwritten offering shall also specify the maximum number of additional Class A Units that the Principal desires to have Exchanged only in the event that such option is exercised (it being understood that (x) the party exercising such option may have the right to do so in part, in which case the additional Class A Units Exchanged in connection with such offering will be limited to the amount necessary to fulfill the delivery obligation with respect to the Class A Shares that are actually to be acquired upon exercise of such option, and (y) the allocation of Class A Shares to be acquired pursuant to an exercise of any such option among the Persons participating in such offering may not be known at the time of the delivery of the original Exchange Request, in which case the maximum number of additional Class A Units to potentially be Exchanged will be communicated to the Corporation pursuant to a supplement to the Exchange Request delivered promptly following the time at which such determination is made, which supplement to the Exchange Request need not be delivered 20 days in advance of the applicable Exchange) and (B) the Closing of the Exchange of any additional Class A Units to fulfill a Principal’s delivery obligation with respect to the Class A Shares that are to be acquired upon exercise of any such option will occur immediately prior to the time that delivery of the Class A Shares is to be made.
          (v) Each Principal shall represent in the Exchange Request that such Principal owns the Class A Units and Class B Shares to be delivered at the applicable Closing pursuant to Section 2.01(d)(i) and Section 2.01(d)(ii), free and clear of all Liens, except as set forth therein and other than transfer restrictions imposed by or under applicable securities laws and this Agreement, and, if there are any Liens identified in the Exchange Request, such Principal shall covenant that such Principal will deliver at the applicable Closing evidence reasonably satisfactory to the Corporation that all such Liens (other than transfer restrictions imposed by or under applicable securities laws and this Agreement) have been released.
          (vi) For purposes of this Agreement, the number of Original Units shall be adjusted accordingly from time to time upon the occurrence of any subdivision (by any unit split, unit distribution, unit dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, recapitalization or otherwise) of the Class A Units.
          (vii) No Exchange shall be permitted (and, if attempted, shall be void ab initio) if, in the good faith determination of Holdings, such Exchange would pose a material risk that Holdings would be a “publicly traded partnership” as defined in Section 7704 of the Code.
          (viii) Each Exchange pursuant to this Section 2.01(a) shall be at the Exchange Rate in effect at the applicable Closing.
          (ix) In addition to the foregoing provisions, each Principal hereby elects to Exchange the number of Class A Units indicated next to his name on Schedule A on the date hereof in connection with (but prior to the consummation of) the IPO (the “Initial Exchange”). Notwithstanding anything to contrary contained herein, no Exchange Request shall be required in connection with the Initial Exchange, and the Closing of the Initial Exchange shall be deemed to have occurred for all purposes of this Agreement immediately prior to the closing of the IPO, subject to receipt by the Corporation of the deliverables set forth in clauses (i), (ii) and (iii) of Section 2.01(d).
     (b) Closing. (i) If an Exchange Request has been delivered pursuant to Section 2.01(a)(i), then (subject to Section 2.01(c)) the Closing of such Exchange shall occur on the date that is the later of (x) the fifth Business Day following the last Business Day of the Fiscal Quarter during which such Exchange Request has been delivered and (y) the fifth Business Day following the date on which the conditions giving rise to any delay pursuant to Section 2.01(a)(iii) cease to exist. Subject to the immediately preceding sentence, parties shall effect the Closing at such time, at such place, and in such manner, as the applicable parties to such Exchange shall agree in writing.
          (ii) If an Acceleration Event Exchange Notice has been delivered pursuant to Section 2.01(a)(ii), then (subject to Section 2.01(c) and the occurrence of the Acceleration Event described in the corresponding Acceleration Event Notice) the Closing of the Exchange requested in such Acceleration Event Exchange Notice shall be effective for all purposes of this Agreement immediately prior to the occurrence of the Acceleration Event specified in the corresponding Acceleration Event Notice; provided that, if the Exchanging Principal has not satisfied the closing condition in Section 2.01(c)(ii) at or prior to the occurrence of such Acceleration Event, the Closing of the Exchange requested in such Acceleration Event Exchange Notice shall be effective for all purposes on the Business Day immediately following the date on which such closing condition has been satisfied by the Exchanging Principal.
          (iii) If the Corporation enters into a merger or other acquisition agreement the consummation of which will constitute an Acceleration Event, the Corporation shall cause such agreement to provide that, at the request of a Principal, such Principal shall be entitled to Exchange his Class A Units for Class A Shares immediately prior to the closing of the merger or other acquisition agreement in order for such Principal to be able to receive the amount and type of consideration payable pursuant to such merger or other acquisition agreement to holders of Class A Shares. If any Person commences a tender offer or exchange offer for any of the outstanding shares of the Corporation’s stock the consummation of which will constitute an Acceleration Event, the Corporation shall, at the request of a Principal, use reasonable best efforts to cause such Person to provide that the terms of such offer shall entitle such Principal to Exchange his Class A Units for Class A Shares immediately prior to the consummation of such tender offer or exchange offer in order for such Principal to participate in such tender offer or exchange offer.
          (iv) Upon the occurrence of a Closing, (A) all rights of the Exchanging Principal as holder of the Class A Units being Exchanged shall terminate, (B) the Class B Shares delivered at the Closing shall be automatically cancelled on the books and records of the Corporation and shall no longer be deemed to be issued and outstanding capital stock of the Corporation, and (C) such Exchanging Principal shall be treated for all purposes as the holder of the Class A Shares delivered at the Closing.

     (c) Closing Conditions. (i) The obligation of any of the parties to consummate an Exchange pursuant to this Section 2.01 shall be subject to (A) the condition that there shall be no injunction, restraining order or decree of any nature of any Governmental Entity that is then in effect that restrains or prohibits the Exchange of Class A Units for Class A Shares or the transfer of Class B Shares for cancellation and (B) in the case of an Exchange pursuant to Section 2.01(a)(ii) in connection with an Acceleration Event Exchange Notice, the occurrence of such Acceleration Event, as described in Section 2.01(b)(ii) above.
          (ii) The obligation of the Corporation to consummate an Exchange pursuant to this Section 2.01 shall be subject to the delivery by the Exchanging Principal of the items specified in clauses (i), (ii) and (iii) of Section 2.01(d).
     (d) Closing Deliveries. At or prior to each Closing, with respect to each Principal that requests the Exchange contemplated for such Closing:
     (i) to the extent that such Principal’s Class A Units are certificated, such Principal shall deliver to the Corporation one or more certificates representing the number of Class A Units specified in the applicable Exchange Request (or an affidavit of loss in lieu thereof in customary form, but without any requirement to post a bond or furnish any other security), accompanied by unit powers, in form reasonably satisfactory to the corporate secretary of the Corporation (the “Transfer Agent”), duly executed in blank by such Principal or such Principal’s duly authorized attorney, to be Exchanged for Class A Shares;
     (ii) such Principal shall deliver to the Corporation for cancellation one or more certificates representing a number of Class B Shares equal to the number of such Principal’s Class A Units specified in the applicable Exchange Request, subject to adjustment based on the Exchange Rate in effect at the applicable Closing (or an affidavit of loss in lieu thereof in customary form, but without any requirement to post a bond or furnish any other security), accompanied by stock powers, in form reasonably satisfactory to the Transfer Agent, duly executed in blank by such Principal or such Principal’s duly authorized attorney;
     (iii) if applicable, such Principal shall deliver evidence reasonably satisfactory to the Corporation that all Liens on his Class A Units and Class B Shares delivered pursuant to Sections 2.01(d)(i) and 2.01(d)(ii) have been released (other than transfer restrictions imposed by or under applicable securities laws, the LLC Agreement and this Agreement);
     (iv) if such Principal delivers to the Corporation, pursuant to Section 2.01(d)(i) or 2.01(d)(ii), a certificate representing a number of Class A Units or Class B Shares that is greater than the number of Class A Units or Class B Shares specified in the applicable Exchange Request, the Corporation will deliver (or cause Holdings to deliver) to such Principal certificates representing the excess Class A Units or Class B Shares, as applicable; and

     (v) the Corporation shall deliver to such Principal a certificate representing the number of Class A Shares that such Principal is entitled to receive for Class A Units in the Exchange.
     Section 2.02. Adjustment. The Exchange Rate shall be adjusted accordingly if there is: (a) any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Class A Units that is not accompanied by an identical subdivision or combination of the Class A Shares; or (b) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Shares that is not accompanied by an identical subdivision or combination of the Class A Units. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Shares are converted or changed into another security, securities or other property, then upon any subsequent Exchange, an Exchanging Principal shall be entitled to receive the amount of such security, securities or other property that such Exchanging Principal would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Shares are converted or changed into another security, securities or other property, this Section 2.02 shall continue to be applicable, mutatis mutandis, with respect to such security or other property.
     Section 2.03. Expiration. In the event that Holdings is dissolved, liquidated or wound up pursuant to the LLC Agreement or otherwise, any Exchange Right pursuant to Section 2.01(a) of this Agreement shall expire upon final distribution of the assets of Holdings pursuant to the terms and conditions of the LLC Agreement.
     Section 2.04. Reservation of Class A Shares; Listing. The Corporation shall at all times reserve and keep available out of its authorized but unissued Class A Shares, solely for the purpose of issuance upon an Exchange, such number of Class A Shares as shall be issuable upon any such Exchange; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such Exchange by delivery of purchased Class A Shares (which may or may not be held in the treasury of the Corporation). If any Class A Shares require registration with or approval of any Governmental Entity under any federal or state law before such Class A Shares may be issued upon an Exchange, the Corporation shall cause such Class A Shares to be duly registered or approved, as the case may be. The Corporation shall list the Class A Shares required to be delivered upon any such Exchange prior to such delivery upon each national securities exchange upon which the outstanding Class A Shares are listed at the time of such Exchange (it being understood that any such shares may be subject to transfer restrictions under applicable securities laws). The Corporation covenants that all Class A Shares issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable.
     Section 2.05. Recapitalization. This Agreement shall apply to the Class A Units held by the Principals and their Permitted Transferees as of the date hereof, as well as any Class A Units hereafter acquired by a Principal and his Permitted Transferees. This Agreement shall apply to, mutatis mutandis, and all references to “Class A Units” shall be deemed to include, any security, securities or other property of Holdings which may be issued in respect of, in exchange for or in substitution of Class A Units, by reason of any distribution or dividend, split, reverse split, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other transaction.
ARTICLE 3
Transfer Restrictions
     Section 3.01. General Restrictions on Transfer. (a) Each Principal understands and agrees that the Class A Shares received by such Principal in any Exchange (any such Class A Shares, “Restricted Class A Shares”) may not be Transferred except as permitted by Section 3.03, 3.04, 3.05, or 3.06.
     (b) Without limitation of Section 3.01(a), each Principal understands and agrees that, until registered under the Securities Act, the Restricted Class A Shares are restricted securities under the Securities Act and the rules and regulations promulgated thereunder. Each Principal agrees that he shall not Transfer any Restricted Class A Shares (or solicit any offers in respect of any Transfer of any Restricted Class A Shares), except in compliance with the Securities Act, any other applicable securities or “blue sky” laws, and the terms and conditions of this Agreement.
     (c) Any attempt to Transfer any Restricted Class A Shares not in compliance with this Agreement shall be void ab initio, and the Corporation shall not, and shall cause any transfer agent not to, give any effect in the Corporation’s stock records to such attempted Transfer.
     Section 3.02. Legends. (a) In addition to any other legend that may be required, subject to Section 3.02(b), each certificate for Restricted Class A Shares issued to a Principal (or any of such Principal’s Permitted Transferees) shall bear a legend in substantially the following form:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL

RESTRICTIONS ON TRANSFER AS SET FORTH IN THE EXCHANGE AGREEMENT DATED AS OF [      ], 2009, AS THE SAME MAY BE AMENDED FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS THEREOF, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE CORPORATE SECRETARY OF ARTIO GLOBAL INVESTORS INC. OR ANY SUCCESSOR THERETO.
     (b) If any Restricted Class A Shares cease to be Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the last sentence of the definition thereof, the Corporation, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such Restricted Class A Shares without the first sentence of the legend required by Section 3.02(a) endorsed thereon. If any Restricted Class A Shares cease to be subject to any and all restrictions on Transfer set forth in this Article 3, then the Corporation, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such Restricted Class A Shares without the second sentence of the legend required by Section 3.02(a) endorsed thereon.
     Section 3.03. Restrictions on Transfer Prior to the Fifth Anniversary.
     (a) Subject to Section 3.01(b), each Principal (together with his Permitted Transferees) will be permitted to Transfer, in the aggregate and measured on a cumulative basis:
(i) from and after the First Anniversary, a number of Restricted Class A Shares representing up to twenty percent (20%) of his Available Shares;
(ii) from and after the Second Anniversary, a number of Restricted Class A Shares representing up to forty percent (40%) of his Available Shares;
(iii) from and after the Third Anniversary, a number of Restricted Class A Shares representing up to sixty percent (60%) of his Available Shares;
(iv) from and after the Fourth Anniversary, a number of Restricted Class A Shares representing up to eighty percent (80%) of his Available Shares; and
(v) from and after the Fifth Anniversary, 100% of the Restricted Class A Shares held by such Principal and his Permitted Transferees.
     For purposes of this Agreement, “Available Shares” means, with respect to a Principal as of the date of any Transfer pursuant to this Section 3.03, (x) the number of Class A Shares that such Principal (together with his Permitted Transferees) would have held as of the date of the IPO (immediately after the IPO and the Initial Exchange) if all of his Original Units had been exchanged for Class A Shares on the date of the IPO less (y) the aggregate number of Restricted Class A Shares that such Principal and his Permitted Transferees have Transferred in Tax-Related Transfers on or prior to the date of the Transfer pursuant to this Section 3.03. For purposes of this Agreement, the number of Available Shares shall be adjusted accordingly from time to time upon the occurrence of any subdivision (by any stock split, stock dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the Class A Shares.
     (b) Clauses (i) through (v) of Section 3.03(a) shall be applied so that the limitations on Transfer lapse with respect to a Principal and each of his Permitted Transferees on a pro rata basis.
     Section 3.04. Tax-Related Transfers. (a) Notwithstanding anything to the contrary in Section 3.03, each Principal and each Permitted Transferee of a Principal may, in connection with any Exchange pursuant to Section 2.01 as a result of which such Principal or such Permitted Transferee incurs income taxes, Transfer a number of Restricted Class A Shares equal to the sum of (i) the quotient of the Tax Coverage Amount divided by the closing price of the Class A Shares on the New York Stock Exchange (or such other securities exchange or quotation system on which the Class A Shares are then listed or traded) on the date of the applicable Exchange pursuant to Section 2.01 and (ii) such number of Restricted Class A Shares as is necessary to generate proceeds to such Principal or such Permitted Transferee in the amount of any underwriting discounts or brokerage commissions and expenses applicable to such Transfer (any such Transfer, a “Tax-Related Transfer”); provided that in no event shall any Tax-Related Transfers be permitted by a Principal (or any Permitted Transferee thereof) prior to the expiration of the applicable Lock-Up Period. For purposes hereof, “Tax Coverage Amount” means the amount of income taxes arising from the gain recognized on such taxable Exchange assuming that such Principal or such Permitted Transferee is a resident of New York City subject to the maximum federal, New York State and New York City income tax rates applicable to such Exchange.
     Section 3.05. Acceleration Events. Subject to the Lock-Up Agreements, the limitations on Transfers set forth in Section 3.03 shall immediately terminate (a) with respect to the Principals (and their Permitted Transferees), (i) upon a Change of Control, (ii) if the Corporation conducts any business, either directly, or indirectly through any Person (other than (x) Holdings, (y) Holdings’ wholly owned subsidiaries and (z) Holdings’ non wholly owned subsidiaries, provided that, in the case of this clause (z), none of the other direct or indirect holders of any equity securities or other equity interests of such subsidiary is an Affiliate Controlled by the Corporation or in which the Corporation owns (directly or indirectly) equity interests (in each case other than through Holdings)) or (iii) if Holdings is dissolved, liquidated or wound up pursuant to the LLC Agreement or otherwise, or (b) with respect to a Principal or any of his Permitted Transferees, upon the occurrence of any breach by the Corporation of any Transaction Document to which such Principal or such Permitted Transferee is a party that (x) materially and adversely affects such Principal or such Permitted Transferee and (y) if capable of being cured, is not cured by the Corporation within 30 days of the Corporation’s receipt of written notice specifying such breach (each of the events described in clauses (a) and (b) of this sentence, an “Acceleration Event”). For the avoidance of doubt, cessation of a Principal’s employment with the Corporation, including termination without Cause or resignation for Good Reason, is not a material breach of an Employment Agreement or an Acceleration Event. To the extent the Corporation has knowledge of any event that has resulted or could reasonably be expected to result in the occurrence of an Acceleration Event, then the Corporation shall provide the Principals (and their Permitted Transferees) with prompt written notice of such event and, in the case of the Acceleration Events described in clause (a) above, shall provide such notice at least 30 days prior to the occurrence of such Acceleration Event to the extent practicable (any such notice, an “Acceleration Event Notice”). The Principals (and their Permitted Transferees) agree to maintain the confidentiality of any information provided to them pursuant an Acceleration Event Notice; provided, however, that a Principal (and his Permitted Transferees) may disclose such information if he is (or they are) legally compelled to do so.
     Section 3.06. Permitted Transferees. Notwithstanding anything in this Agreement to the contrary, each Principal may at any time Transfer any or all of his Restricted Class A Shares to one or more of his Permitted Transferees so long as (a) such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement as provided in Section 5.04 and (b) the Transfer to such Permitted Transferee is in compliance with the Securities Act and any other applicable securities or “blue sky” laws.
ARTICLE 4
Non-Competition and Non-Solicitation Agreement
     Section 4.01. Non-Competition and Non-Solicitation Covenants. (a) In order to maximize and protect the value of the goodwill, proprietary information and relationships and other intangible assets of the business associated with the Class A Units being Exchanged by each of Pell and Younes in connection with the issuance of Class A Shares by the Corporation pursuant to an Exchange, each of Pell and Younes hereby covenants and agrees that he shall not, during the period commencing on the date hereof and ending on the second anniversary of the date upon which such Principal ceases to be employed by the Corporation or any of its Controlled Affiliates, without the prior written consent of the Corporation:
     (i) either alone or in concert or association with others, engage in any Prohibited Competition Activity;
     (ii) directly or indirectly (A) solicit or induce any Person for the purpose of causing any funds or accounts with respect to which the Corporation or any of its Controlled Affiliates provides Investment Management Services to be withdrawn from the Corporation or any such Controlled Affiliates or (B) solicit or induce any employee or agent of, or consultant to, the Corporation or any of its Controlled Affiliates to terminate its, his or her relationship with the Corporation or any such Controlled Affiliates; and/or
     (iii) hire any employee or agent of, or consultant to, the Corporation or any of its Controlled Affiliates (other than clerks, secretaries and executive assistants) or any Person who was such an employee, agent or consultant (other than clerks, secretaries and executive assistants) at any time during the one-year period preceding a termination of the Employment Term (as defined in Pell’s or Younes’s Employment Agreement, as applicable).
     (b) Each of Pell and Younes acknowledges that his covenants under this Article 4 are a condition precedent to the delivery of Class A Shares under Article 2 and such Class A Shares would not have been delivered in the absence of his covenants. In addition, in light of each of Pell’s and Younes’s education, skills, abilities and financial resources, he agrees that he will not assert, and it should not be considered, that any provision of this Article 4 prevents him from earning a living or otherwise are void, voidable or unenforceable or should be voided or held unenforceable.
     (c) (i) The limitations set forth in Section 4.01(a) shall immediately terminate with respect to each of Pell and Younes upon the cessation of his employment with the Corporation following a Change of Control if his employment with the Corporation is terminated without Cause or he resigns with Good Reason.
          (ii) The limitations set forth in Section 4.01(a) also shall immediately terminate with respect to each of Pell and Younes if (A) his employment with the Corporation ceases following a Potential Change of Control as the result of a termination by the Corporation without Cause or a resignation by him for Good Reason, and (B) such cessation of employment was not preceded by his failure to reasonably cooperate (in his capacity as an employee of the Corporation, and not in his capacity as a director or stockholder of the Corporation) with any strategic initiatives that, at or prior to the time of such cessation of employment, had the affirmative support or consent of the Board or any authorized committee of the Board.
          (iii) A “Potential Change of Control” shall be deemed to have occurred if: (A) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change of Control; (B) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change on Control has occurred; (C) any Person commences a proxy contest, files solicitation material with the Commission, files a Statement on Schedule 13D with the Commission, or commences a tender offer or exchange offer for any of the outstanding shares of the Corporation’s stock, and a Change of Control occurs within nine months following any such event or events; or (D) any Person commences discussions or negotiations with the Corporation regarding the appointment or nomination of one or more individuals as a director(s) of the Corporation or commences discussions or negotiations with the Corporation regarding the sale or other disposition of a material product line of the Corporation or of a material portion of the Corporation’s assets and a Change of Control occurs as a result of any such event or events within nine months following any such event or events.
ARTICLE 5
Other Agreements; Miscellaneous
     Section 5.01. Debt or Equity Financing. The Corporation shall not dividend or distribute to its stockholders all or any portion of the proceeds of any debt (other than debt incurred in connection with the IPO) or equity financing (including a financing involving any equity-linked securities); provided, however, that the Corporation may use the proceeds of a financing involving solely the issuance of common stock of the Corporation to repurchase other common stock held by a stockholder of the Corporation.
     Section 5.02. Expenses. Each party hereto shall bear his or its own expenses in connection with the consummation of any of the transactions contemplated hereby, whether or not any such transaction is ultimately consummated, except that the Corporation shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange (excluding any expenses incurred by a Principal in connection with a Tax-Related Transfer); provided, however, that if any certificate is to be issued pursuant to Section 2.01(d)(v) in a name other than that of the Principal that requested the Exchange, then the Person or Persons requesting the issuance thereof shall pay to the Corporation the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of the Corporation that such tax has been paid or is not payable.
     Section 5.03. Notices. All notices, requests, consents and other communications hereunder (each, a “Notice”) to any party shall be in writing and shall be delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 5.03) or nationally recognized overnight courier, addressed to such party at the address or facsimile number set forth below or such other address or facsimile number as may hereafter be designated in writing by such party to the other parties:
(a)	If to the Corporation:
Artio Global Investors Inc.
330 Madison Avenue
New York, NY 10017
Telephone: (212) 297-3675
Facsimile: (212) 972-0601
Attention: Adam R. Spilka
with a copy (which shall not constitute notice to the Corporation) to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Telephone: (212) 450-4111
Facsimile: (212) 701-3111
Attention: Michael Kaplan
(b)	if to Pell, to:
c/o Artio Global Management LLC
330 Madison Avenue
New York, NY 10017
Telephone: (212) 297-3661
Facsimile: (212) 949-4357
with a copy (which shall not constitute notice to Pell) to:

Proskauer Rose LLP
1585 Broadway
New York, New York 10036
Telephone: (212) 969-3135
Facsimile: (212) 969-2900
Attention: James P. Gerkis
(c)	if to Younes, to:
c/o Artio Global Management LLC
330 Madison Avenue
New York, NY 10017
Telephone: (212) 297-3662
Facsimile: (212) 922-0677
with a copy (which shall not constitute notice to Younes) to:
Proskauer Rose LLP
1585 Broadway
New York, New York 10036
Telephone: (212) 969-3135
Facsimile: (212) 969-2900
Attention: James P. Gerkis
     Each Notice shall be deemed received on the date of receipt by the recipient thereof, if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day; otherwise, such Notice shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.
     Section 5.04. Permitted Transferees; Joinder of the Pell Trust and the Younes Trust. (a) To the extent that a Principal (or an applicable Permitted Transferee of such Principal) validly transfers after the date hereof any or all of his Class A Units and corresponding Class B Shares to a Permitted Transferee of such Person or to any other Person in a transaction not in contravention of, and in accordance with, the LLC Agreement, then the transferee thereof shall have the right to execute and deliver a joinder to this Agreement, in form and substance reasonably satisfactory to the Corporation. Upon execution of any such joinder, such transferee shall, with respect to such transferred Class A Units and Class B Shares, be entitled to all of the rights and bound by each of the obligations applicable to the relevant transferor hereunder; provided that (x) the transferor shall remain entitled to all of the rights and bound by each of the obligations with respect to Class A Units and Class B Shares that were not so transferred and (y) for the avoidance of doubt, each of Pell and Younes shall continue to remain bound by Article 4 hereof.
     (b) By its execution of this Agreement, the parties hereto and the Pell Trust acknowledge, agree and confirm that (i) the Pell Trust shall be a party to this Agreement as of the date hereof and the Pell Trust shall be deemed to be a Permitted Transferee of Pell for all purposes of this Agreement, (ii) the Pell Trust shall have all the rights and obligations of Pell and a Principal under this Agreement with respect to the Class A Units set forth opposite its name on Schedule A and corresponding Class B Shares, and (iii) the Pell Trust shall be bound by all the terms, provisions and conditions of this Agreement that are applicable to Pell and his Permitted Transferees (other than Article 4 hereof).
     (c) By its execution of this Agreement, the parties hereto and the Younes Trust acknowledge, agree and confirm that (i) the Younes Trust shall be deemed to be a party to this Agreement as of the date hereof and the Younes Trust shall be a Permitted Transferee of Younes for all purposes of this Agreement, (ii) the Younes Trust shall have all the rights and obligations of Younes and a Principal under this Agreement with respect to the Class A Units set forth opposite its name on Schedule A and corresponding Class B Shares, and (iii) the Younes Trust shall be bound by all the terms, provisions and conditions of this Agreement that are applicable to Younes and his Permitted Transferees (other than Article 4 hereof).
     Section 5.05. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
     Section 5.06. Counterparts. This Agreement may be executed (including by facsimile transmission with counterpart pages) in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.
     Section 5.07. Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto and their Permitted Transferees, any rights or remedies hereunder.
     Section 5.08. Further Assurances. Each party hereto shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by any other party hereto to give effect to and carry out the transactions contemplated herein.
     Section 5.09. Injunctive Relief. Each party hereto acknowledges and agrees that the remedy at law for any breach of the covenants and agreements contained in this Agreement, including Articles 2, 3 and 4, would be inadequate and that for any breach of such covenants and agreements, any non-breaching party shall, in addition to other remedies as may be available to it at law or in equity, or as provided for in this Agreement, be entitled to an injunction, restraining order, specific performance or other equitable relief (including, restraining the breaching party from committing or continuing to commit any violation of the covenants or agreements), without the necessity of posting a bond or furnishing other security. Each party hereto agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate.
     Section 5.10. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.
     Section 5.11. Consent to Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in the Borough of Manhattan, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any suit, action or proceeding arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.
     Section 5.12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 5.13. Amendments; Waivers. (a) No provision of this Agreement may be amended unless such amendment is approved in writing by all the parties hereto. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective.
     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
     Section 5.14. Assignment. Except as contemplated by Section 5.04, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors, assigns and Permitted Transferees.
     Section 5.15. Tax Treatment. The parties to this Agreement intend that this Agreement shall be treated as part of the partnership agreement of Holdings pursuant to Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder. Except as otherwise required by applicable law: (a) the parties shall report an Exchange consummated hereunder as a taxable sale of Class A Units by a Principal or a Trust, as applicable, to the Corporation (in conjunction with an associated cancellation of Class B Shares); and (b) no party shall take a contrary position on any income tax return, amendment thereof or communication with a taxing authority.
     Section 5.16. Insider Trading Rules. It is understood that each Principal shall, in the event of any Exchange pursuant to Article 2, continue to be subject to Rule 10b-5 of the Exchange Act and any applicable insider trading policies of the Corporation, provided that such trading policies apply to all executive officers of the Corporation. For the avoidance of doubt, the immediately preceding sentence shall not constitute a restriction on Transfer of any Class A Shares under this Agreement.
[Signature page follows.]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

ARTIO GLOBAL INVESTORS INC.
By:
Name:
Title:

By:
Name:
Title:

Richard C. Pell

Rudolph-Riad Younes

 Acknowledged and Agreed to
 as of the date first above written:

RICHARD PELL FAMILY TRUST
By:
Richard C. Pell
Trustee

RUDOLPH-RIAD YOUNES FAMILY TRUST
By:
Rudolph-Riad Younes
Trustee

[Signature page to the Exchange Agreement]